Exhibit 99.1

HENNESSY CAPITAL ACQUISITION CORP. ANNOUNCES AGREEMENT TO ACQUIRE BLUE BIRD

NASDAQ-Listed Public Company to be Re-Named Blue Bird Corporation and Managed by Blue Bird’s

Existing Management Team

HOUSTON, TEXAS AND FORT VALLEY, GEORGIA – September 22, 2014 /GlobeNewswire/ - Hennessy Capital Acquisition Corp. (NASDAQ: HCAC, HCACU, HCACW) (“HCAC”) today announced it has entered into a definitive purchase agreement to acquire all of the outstanding capital stock of School Bus Holdings Inc., an indirect parent company of Blue Bird Corporation (“Blue Bird” or the “Company”), from The Traxis Group B.V. (“Traxis”), which is majority owned by funds affiliated with Cerberus Capital Management, L.P. (“Cerberus”).

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and nearly 200,000 buses in operation today. In addition, Blue Bird is the fastest-growing major school bus manufacturer in North America, with market share increasing in each of the past four years, and is the market leader in alternative-fuel applications with its propane-powered and compressed natural gas-powered school buses.

“HCAC is extremely pleased to partner with Blue Bird’s management and Cerberus to introduce Blue Bird to the public markets,” said Daniel J. Hennessy, Chairman and CEO of HCAC. “We are acquiring an iconic American brand with an 87-year history of innovation and product leadership led by a superb management team at a very attractive price. We believe Blue Bird fits squarely into our stated investment criteria, and that as a public company, Blue Bird will have the capital structure, ownership support, operating flexibility and enhanced public image to achieve its maximum potential.”

Chan Galbato, CEO of Cerberus Operations and Advisory Company, LLC, and non-executive Chairman of Blue Bird, stated, “Blue Bird is a terrific, well-run company with great people and products and we are thrilled to continue our longstanding relationship with them, as Cerberus will retain a significant ownership interest in the company. We look forward to sharing in the significant value-creation opportunity that Blue Bird offers, in partnership with HCAC, Blue Bird’s management and our new stockholders.”

The Company will continue to be led by current Blue Bird President and CEO Phil Horlock, who added, “We are very excited for Blue Bird to become a public company by partnering with HCAC and delighted that Cerberus will remain a major stockholder. Under Cerberus’ stewardship, our Blue Bird team has transformed the business through launching exciting new products and features, improving quality and cost structure, and growing sales and market share. We believe this transaction will enable us to maintain our growth momentum with our exceptional workforce building the world’s finest school bus.”

Transaction Details

Under the terms of the purchase agreement, the aggregate equity purchase price payable at the closing of the proposed transaction will be $255 million comprised of cash and shares of HCAC common stock. In addition, HCAC will assume approximately $235 million of Blue Bird’s existing indebtedness. The purchase price consists of (i) an estimated $140 million in cash (assuming no HCAC stockholder redemptions) and (ii) the issuance of 11.5 million shares of HCAC common stock (subject to increase if the cash paid to Traxis is lower than $140 million). The cash component is expected to be funded by the cash in HCAC’s trust account established in connection with its initial public offering (the “IPO”) and the issuance of $40 million of convertible preferred stock to certain investors in a private placement. Additionally, HCAC has received a commitment from an investor to purchase up to $10 million of HCAC common stock through (i) open market or privately negotiated transactions with third parties, (ii) a private placement with consummation to occur concurrently with the closing of the transaction, or (iii) a combination thereof, in order to ensure sufficient funds to finance the cash component of the purchase price.

The purchase agreement contemplates that the new board of directors of the combined company will consist of six members of Blue Bird’s existing board of directors (including Chan Galbato, who will serve as Chairman of the Board, Phil Horlock, who will continue to serve as CEO, and Dev Kapadia, a Cerberus Managing Director), two current members of HCAC’s board of directors (Daniel J. Hennessy, who will serve as Vice Chairman of the Board, and Kevin Charlton) and one newly designated individual.

At the closing of the proposed transaction, 12,125,000 of the 23,625,000 currently outstanding HCAC warrants will be exchanged for a total of 1,212,500 shares of HCAC common stock, through a combination of (i) a negotiated exchange with HCAC’s sponsor and (ii) an exchange offer by HCAC to exchange up to 50% of the outstanding HCAC warrants issued to public stockholders in the IPO for shares of HCAC common stock. The terms of the sponsor warrant exchange and public warrant exchange offer will be described in HCAC’s proxy statement relating to the proposed transaction, which HCAC will file with the U.S. Securities and Exchange Commission (the “SEC”). HCAC’s exchange offer for its public warrants will be made pursuant to a tender offer statement on Schedule TO (including an offer to exchange and related materials) that HCAC intends to file with the SEC.

The transaction is subject to the satisfaction of customary closing conditions, including regulatory and stockholder approvals, and is expected to close promptly following HCAC’s special stockholders’ meeting to approve the transaction. Upon consummation of the transaction, it is anticipated that Traxis will be the combined company’s principal stockholder, owning approximately 42.4% of HCAC’s outstanding common stock, and HCAC’s existing stockholders will retain an ownership interest of approximately 57.6% (assuming no HCAC stockholder redemptions). It is expected that the combined company’s securities will continue to be listed on NASDAQ.

HCAC was advised on the transaction by BMO Capital Markets Corp., Stifel, Nicolaus & Company Incorporated and XMS Capital Partners, LLC as financial advisors with Sidley Austin LLP and Ellenoff Grossman & Schole LLP as legal counsel. Cerberus, Traxis and Blue Bird were advised by Evercore as financial advisor with Schulte Roth & Zabel LLP and Lowenstein Sandler LLP as legal counsel.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive agreement relating to the transaction, a copy of which will be filed by HCAC with the SEC as an exhibit to a Current Report on Form 8-K.

About Hennessy Capital Acquisition Corp.

Hennessy Capital Acquisition Corp. is a special purpose acquisition company (SPAC) founded by Daniel J. Hennessy and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s acquisition and value creation strategy will be to identify, acquire and, after its initial business combination, to build, a diversified industrial manufacturing or distribution business.

About Blue Bird Corporation

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and nearly 200,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Additional Information About The Transaction And Where To Find It

The proposed transaction will be submitted to stockholders of HCAC for their approval. In connection with that approval, HCAC will file with the SEC a proxy statement containing information about the proposed transaction and the respective businesses of Blue Bird and HCAC. Stockholders are urged to read the proxy statement when it becomes available because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about HCAC, without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the proxy statement and other filings with the SEC can also be obtained, without charge, by directing a request to Daniel J. Hennessy, Chairman and Chief Executive Officer, 700 Louisiana Street, Suite 900, Houston, Texas, 77002, (713) 300-8242.

Participants in the Solicitation

HCAC and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from HCAC’s stockholders in respect of the proposed transaction. Information regarding HCAC’s directors and executive officers is available in its final prospectus dated January 16, 2014, filed by HCAC with the SEC on January 17, 2014. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the proxy statement when it becomes available.

Important Information about the Warrant Exchange Offer

The proposed exchange offer for HCAC’s outstanding warrants referred to herein has not yet commenced. This press release is neither an offer to exchange nor a solicitation of an offer to sell any securities. The solicitation and the offer to exchange HCAC’s public warrants will be made pursuant to an offer to exchange and related materials that HCAC intends to file with the SEC. At the time the exchange offer is commenced, HCAC will file a tender offer statement on Schedule TO with the SEC. The Schedule TO (including an offer to exchange, a related letter of transmittal and other offer documents) will contain important information that should be read carefully and considered before any decision is made with respect to the exchange offer. These materials will be sent free of charge to holders of HCAC’s outstanding public warrants when available. In addition, all of these materials (and all other materials filed by HCAC with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Security holders may also obtain free copies of the documents filed with the SEC by HCAC by directing a request to: Morrow & Co., LLC, HCAC’s information agent, at 470 West Avenue, 3rd Floor, Stamford, CT 06902, or by phone at (800) 662-5200 or email at hennessy.info@morrowco.com. Holders of HCAC’s outstanding public warrants are urged to read the exchange offer documents and the other relevant materials when they become available before making any investment decision with respect to the exchange offer because they will contain important information about the exchange offer and the transaction.

Forward-Looking Statements

This news release may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that HCAC expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “believe” and “expect”. These statements are based on certain assumptions and analyses made by HCAC in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Actual results may differ materially from those expressed herein due to many factors such as, but not limited to, the ability to satisfy closing conditions for the transaction, including stockholder and other approvals, the performances of HCAC and Blue Bird, the ability of the combined company to meet the Nasdaq Capital Market’s listing standards, including having the requisite number of stockholders, and the risks identified in HCAC’s prior and future filings with the SEC (available at www.sec.gov), including the proxy statement to be filed in connection with the proposed transaction and the final prospectus dated January 16, 2014. These statements speak only as of the date they are made and HCAC undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this news release.

Contacts:

Daniel J. Hennessy

+1 (713) 300-8242

dhennessy@hennessycapllc.com

Phil Horlock

+1 (478) 822-2130

phil.horlock@blue-bird.com

Mike McCurdy

+1 (478) 822-2008

mike.mccurdy@blue-bird.com

Source: Hennessy Capital Acquisition Corp. and Blue Bird Corporation

HOUSTON, TX and FORT VALLEY, GA